                                                                  Exhibit 2.7(c)


                             RAP INDEMNITY AGREEMENT

      THIS RAP INDEMNITY AGREEMENT is made and entered into as of April 26, 1999 (this "Agreement"), by and among the persons listed on the signature pages hereto as of the date hereof under the heading "Sellers" (collectively, the "Sellers"), all of the sellers (collectively, the "InterLink Sellers") under the InterLink Purchase and Sale Agreement (as defined below), and Charter Communications, Inc., a Delaware corporation (the "Buyer").

                                    RECITALS:

      A. The Sellers collectively own all of the outstanding partnership interests in Rifkin Acquisition Partners, L.L.L.P., a Colorado registered limited liability limited partnership (the "Company"), with the exception of a limited partnership interest owned indirectly by InterLink.

      B. Pursuant to that certain Purchase and Sale Agreement, dated as of the date hereof, by and among the Sellers, the Company, and the Buyer (the "RAP Purchase and Sale Agreement"), the Buyer is purchasing the partnership interests that the Sellers own in the Company.

      C. Pursuant to that certain Purchase and Sale Agreement, dated as of the date hereof, by and among of InterLink Communications Partners LLLP, a Colorado registered limited liability limited partnership ("InterLink"), the InterLink Sellers, and the Buyer (the "InterLink Purchase and Sale Agreement"), the Buyer is purchasing general and limited partnership interests in InterLink and, as a result, will indirectly acquire the limited partnership interest InterLink owns indirectly in the Company.

      D. The parties desire to enter into this Agreement in connection with the closings under the RAP Purchase and Sale Agreement and the InterLink Purchase and Sale Agreement.

      NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Defined Terms. Terms used, but not otherwise defined, herein shall have the respective meanings assigned to them in the RAP Purchase and Sale Agreement.

      2. Indemnification. Subject to the terms and conditions hereof, the parties hereto agree to provide the following indemnification:

            2.1 Indemnification by the Sellers and the InterLink Sellers With Respect to the Company. From and after the Closing, subject to Section 2.1 (a),
(b), and (c) below, the Sellers and the InterLink Sellers shall severally, and not jointly, indemnify the Buyer against and hold it harmless from any and all Indemnifiable Damages which the Buyer may suffer or incur by reason of (i) the Company's breach of any of the Company's representations and warranties contained in the RAP Purchase and Sale Agreement or any document, certificate, or agreement delivered by the Company pursuant thereto; or (ii) the Company's breach prior to the Closing of any of the Company's covenants or agreements contained in the RAP Purchase and Sale Agreement or any document, certificate, or agreement delivered by the Company pursuant thereto. However, notwithstanding anything contained in this Agreement or the RAP Purchase and Sale Agreement to the contrary, if the Buyer makes any claim for damages, the Buyer will use reasonable efforts to mitigate the amount and nature thereof in accordance with customary industry maintenance procedures. Notwithstanding anything to the contrary herein, the foregoing obligation of the Sellers and the InterLink Sellers to indemnify the Buyer shall be subject to and limited by each of the following qualifications:

            (a) All representations and warranties made by the Company in the RAP Purchase and Sale Agreement (or any document, certificate, or agreement delivered pursuant thereto) shall survive the Closing for a period of one year thereafter other than (a) the representations and warranties set forth in
Section 5.8 of the RAP Purchase and Sale Agreement, which shall survive for the duration of the applicable statute of limitations, (b) the representations and warranties set forth in Section 5.22 of the RAP Purchase and Sale Agreement, which shall survive the Closing for a period of two years thereafter, and (c) the representations and warranties set forth in Section 5.4 of the RAP Purchase and Sale Agreement, which shall survive indefinitely. The period of survival of the respective representations and warranties provided for in this Section is referred to herein as the "Indemnity Period." No claim for indemnification for breach of a representation or warranty may be asserted after the expiration of the Indemnity Period of such representation or warranty; provided that the written assertion of any claim by a party against the other hereunder with respect to the breach or alleged breach of any representation or warranty (or a series of facts stated in the written assertion of the claim which would support such breach) shall extend the Indemnity Period for such representation or warranty with respect to such claim through the date such claim is conclusively resolved. No investigation by a party shall relieve the other party from any liability for any misrepresentation or breach of warranty made by such other party in the RAP Purchase and Sale Agreement or any related agreement.

            (b) Other than with respect to a breach of Section 5.4 or 5.8 of the RAP Purchase and Sale Agreement, (i) the Sellers and the InterLink Sellers shall have no liability to the Buyer on or account of any Indemnifiable Damages provided in Section 2.1 unless and until such damages in the aggregate exceed Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Threshold Amount"), in which event the Buyer shall be entitled to all (subject to clause (ii) below in this paragraph) of the Indemnifiable Damages from the first dollar; and (ii) the total liability of the Sellers and the InterLink Sellers for their respective indemnity obligation under this Section 2.1 shall be limited, in all respects to, and shall be payable solely from, and to the extent of, the Indemnity Fund and the Buyer's sole and exclusive remedy shall be recourse to the Indemnity Fund upon and subject to the Buyer's compliance with the terms and conditions of the Closing Escrow Agreement; provided, however, that (1) if
Section 2.1(c) Damages (as defined below) have been paid from the Indemnity Fund, and if the amount remaining in the Indemnity Fund is insufficient to satisfy claims payable under this Section 2.1(b), then the Sellers and the InterLink Sellers, pro rata in accordance with the percentages set forth in the Purchase Price Allocation Schedule, shall pay to the Disbursement Agent and the Disbursement Agent shall pay to the Buyer the lesser of (x) the amount of
Section 2.1(c) Damages paid from


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the Indemnity Fund, and (y) the amount by which claims under this Section 2.1(b)
exceeds the Indemnity Fund, and (2) upon release of the Year Disbursement
Amount, each Seller and each InterLink Seller shall thereafter continue to be severally obligated to satisfy claims for breaches of Section 5.22 brought during the relevant Indemnity Period, in an aggregate amount no greater than the portion of the Year Disbursement Amount actually received by such Person.

            (c) With respect to any indemnification sought for a breach of Sections 5.4 and 5.8 of the RAP Purchase and Sale Agreement, the Sellers and the InterLink Sellers shall be obligated to indemnify the Buyer in respect of its Indemnifiable Damages pro rata in accordance with the respective percentages set forth on the Purchase Price Allocation Schedule. Notwithstanding paragraph (b) above, such indemnification for breaches of Section 5.4 and Section 5.8 of the RAP Purchase and Sale Agreement (i) shall not be subject to the Threshold Amount set forth in (b)(i) above and (ii) shall not be limited by the amount of the Indemnity Fund. In the event the Sellers and the InterLink Sellers are obligated to indemnify the Buyer in respect of Indemnifiable Damages for breaches of
Section 5.4 or 5.8 of the RAP Purchase and Sale Agreement (the "Section 2.1(c) Damages"), such obligation will be paid first from the Indemnity Fund to the extent of any amounts remaining in the Indemnity Fund, and if insufficient funds remain in the Indemnity Fund, then each Seller and InterLink Seller shall be obligated for, and shall pay to the Disbursement Agent, its pro rata share (based upon the percentages set forth on the Purchase Price Allocation Schedule) of such shortfall, and the Disbursement Agent shall pay the amount of the shortfall to the Buyer.

            2.2 Indemnification by each Seller for Seller Breaches. From and after the Closing, each Seller shall indemnify the Buyer against and hold it harmless from any and all Indemnifiable Damages which the Buyer may suffer or incur by reason of (i) inaccuracy of any of the representations or warranties of such Seller contained in Article IV of the RAP Purchase and Sale Agreement; or
(ii) such Seller's breach of any of its covenants or agreements contained in the RAP Purchase and Sale Agreement or any document, certificate, or agreement delivered by such Seller pursuant thereto. Notwithstanding anything contained in this Section 2.2 to the contrary, if there is a claim for damages, the Buyer will use commercially reasonable efforts to mitigate the amount and nature thereof in accordance with customary industry maintenance procedures. The foregoing obligation of each Seller to indemnify the Buyer shall be subject to and limited by each of the following qualifications:

                  (a) Each of the representations, warranties, covenants and agreements made by such Seller in the RAP Purchase and Sale Agreement or in any documents or instruments delivered by such Seller pursuant thereto shall survive the Closing thereunder for a period of one (1) year thereafter, other than the representations and warranties set forth in Section 4.1 of the RAP Purchase and Sale Agreement, which shall survive indefinitely. Any claims made by the Buyer pursuant to this Section 2.2 shall not be subject to the Threshold Amount. In addition, each Seller shall be directly liable for all amounts required to be paid by such Seller under this Section 2.2 and such amounts shall not be paid from, nor subject to the limits of, the Indemnity Fund.

                  (b) Each such Seller individually, and not jointly, will indemnify the Buyer and hold it harmless with respect to Indemnifiable Damages required to be paid by such


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Seller under this Section 2.2. Upon the occurrence of an event to which an individual Seller's indemnity obligation under this Section 2.2 applies, the Buyer shall seek indemnification with respect to such Seller's liability for such event only from such Seller and not from any other Seller(s).

            2.3 Indemnification by the Buyer. From and after the Closing, the Buyer shall indemnify the Sellers and the InterLink Sellers against and hold them harmless from any and all Indemnifiable Damages which any of the Sellers or the InterLink Sellers may suffer or incur by reason of (i) the Buyer's breach of any of the Buyer's representations and warranties contained in the RAP Purchase and Sale Agreement or any document, certificate, or agreement delivered by the Buyer pursuant thereto; (ii) the Buyer's breach of any of the Buyer's covenants or agreements contained in this Agreement or the RAP Purchase and Sale Agreement or any document, certificate, or agreement delivered by the Buyer pursuant thereto; or (iii) any liability for claims made by third parties against any of the Sellers or the InterLink Sellers arising out of the operation of the Systems by the Buyer after the Closing Date. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, the Sellers and the InterLink Sellers shall have the right to be put in the same financial position as they would have been in had the Buyer not breached the respective representation, warranty, covenant, or agreement. The foregoing obligation of the Buyer to indemnify the Sellers and the InterLink Sellers shall be subject to and limited by the qualification that each of the representations and warranties made by the Buyer in the RAP Purchase and Sale Agreement or pursuant thereto shall survive for a period of one (1) year from and after the Closing Date, unless a claim shall have been commenced prior to such time in which case the applicable representations and warranties shall survive with respect to such claim until such claim has been resolved, and thereafter all such representations and warranties shall be extinguished, and no action for the enforcement of the foregoing obligation may be commenced with respect to any claim made more than one year following the Closing Date.

            2.4 Effect of Materiality Qualifiers. For purposes of this Section 3, the determination of whether any breach of any representation or warranty in Articles IV, V, and VI of the RAP Purchase and Sale Agreement has occurred, as well as the determination of the Indemnifiable Damages therefrom, shall be made without regard to any materiality or Material Adverse Effect qualifiers therein.

            2.5 Notice and Right to Defend Third Party Claims. Promptly upon receipt of notice of any claim, demand, or assessment made by any Third Party or the commencement of any suit, action, or proceeding brought by any Third Party in respect of which indemnity may be sought under any provision of Section 3 of this Agreement, the party seeking indemnification (the "Indemnitee") will give written notice thereof to the party from whom indemnification is sought (the "Indemnitor") promptly and in any event within sufficient time to enable the Indemnitor to respond to such claim, demand, or assessment or answer or otherwise plead in such suit, action, or proceeding. The failure or omission of such Indemnitee to so notify promptly the Indemnitor of any such Third Party claim, demand, assessment, suit, action, or proceeding shall not relieve such Indemnitor from any liability which it may have to such Indemnitee in connection therewith, except to the extent that the Indemnitor shall have been actually prejudiced thereby. In case any Third Party claim, demand, or assessment shall be


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asserted or Third Party suit, action, or proceeding commenced against an
Indemnitee, and such Indemnitee shall notify the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to participate therein, and, to the extent that it may wish, to assume the defense, conduct, or settlement thereof, with counsel reasonably satisfactory to the Indemnitee by providing the Indemnitee with written notice within 10 business days after the Indemnitor's receipt of the Indemnitee's notice of the claim, demand, assessment, suit, action, or proceeding. After notice from the Indemnitor to the Indemnitee of its election so to assume the defense, conduct, or settlement thereof within such 10 business day period, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense, conduct, or settlement thereof. The Indemnitee, at Indemnitor's cost and expense, will cooperate with the Indemnitor in connection with any such claim, and make personnel, books and records relevant to the claim available to the Indemnitor. Neither party shall settle such claim, demand, assessment, suit, action, or proceeding without the consent of the other party, which shall not be unreasonably withheld provided that in no event shall either party be obligated to consent to any settlement which (i) arises from or is part of any criminal action, suit, or proceeding, (ii) contains a stipulation to, confession of judgment with respect to, or admission or acknowledgment of, any liability or wrongdoing on the part of such party, (iii) provides for injunctive relief, or other relief or finding other than money damages, which is binding on such party, or (iv) does not contain an unconditional release of such party.

            2.6 Exclusive Remedy. From and after the Closing Date, the sole and exclusive remedy of any party hereto for any claim arising under this Agreement or the RAP Purchase and Sale Agreement (or any certificate, document, or agreement delivered pursuant thereto) against any other party shall be the indemnification rights provided in this Section 2, provided that nothing herein shall relieve any party from any liability for actual fraud. Notwithstanding anything to the contrary in Sections 2.1 and 2.2 hereof, no Seller or InterLink Seller shall be liable to the Buyer for Indemnifiable Damages in excess of the pro rata portion, based upon the percentages set forth on the Purchase Price Allocation Schedule, of the Purchase Price received by such Seller or such InterLink Seller (as the case may be).

      3. Miscellaneous. The following miscellaneous provisions shall apply to this Agreement:

            3.1 Assignment. Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto, except that at any time, the Buyer may (upon at least seven (7) days prior written notice to the Company) at any time prior to the first filing of Forms 394 with any of the Company Group's franchisors assign all of its rights hereunder to an entity owned and controlled by Paul G. Allen, provided, that, notwithstanding any such assignment, the Buyer shall (with such entity) be and remain liable to the Sellers and the InterLink Sellers for the performance and fulfillment of all of the Buyer's covenants, duties, and obligations hereunder.

            3.2 Successors. This Agreement shall be binding upon and inure to the benefit of the Buyer and its heirs, successors or permitted assigns, and the Sellers and the InterLink Sellers and their respective heirs, successors, or permitted assigns, subject in all respects to Section 3.1 hereof.


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

            3.3 Entire Agreement. This Agreement and the RAP Purchase and Sale Agreement (including the schedules and exhibits thereto) constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior documents, agreements (including, without limitation, that certain letter of intent between the Sellers and the Buyer, dated February 8, 1999, and that certain letter of intent between InterLink and the Buyer, dated February 8, 1999), promises, covenants, arrangements, communications, representations or warranties, whether oral or written, with respect to the subject matter hereof by or on behalf of any party hereto or any officer, employee, representative, or agent of any party hereto.

            3.4 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

            3.5 Seller and InterLink Sellers Liability Several and not Joint. Buyer acknowledges and agrees that the obligations of the Sellers and the InterLink Sellers under this Agreement are several and not joint. Wherever this Agreement refers to the several liability of the Sellers or a Seller's "pro rata portion" of any amount, such liability or portion shall be determined based on the respective percentage interest of such Seller set forth on the Purchase Price Allocation Schedule. Wherever this Agreement refers to the several liability of the InterLink Sellers or an InterLink Seller's "pro rata portion" of any amount, such liability or portion shall be determined based on the respective percentage interest of such InterLink Sellerset forth in the Purchase Price Allocation Schedule.

            3.6 Amendments in Writing. The terms of this Agreement may not be amended, modified, or waived except by written agreement among the Buyer and the Sellers and the InterLink Sellers whose percentages set forth in the Purchase Price Allocation Schedule aggregate at least 66-2/3%. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

            3.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

            3.8 Interpretation. The headings used in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement. Each of the parties hereto acknowledges that it has actively participated in the preparation, drafting, and review of this Agreement, and each party hereby waives any claim that this Agreement or any provision hereof is to be construed against the other party hereto as the draftsperson thereof.

            3.9 Notices. All notices hereunder shall be in writing and shall be deemed to have been delivered on the date of the first attempted delivery by (a) the United States Postal Service, unless otherwise provided herein, to the respective party if mailed by certified mail, return receipt requested, or (b) a reputable overnight delivery service, to the respective party at


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its address set forth below or such other address as either party may designate to the other by written notice in accordance herewith:

            If to the Sellers or the InterLink Sellers:

                  R&A Management, LLC
                  360 South Monroe Street, Suite 600
                  Denver, Colorado 80209
                  Attention: Kevin B. Allen

                  S. Gerard Benford
                  Veronis, Suhler & Associates
                  350 Park Avenue
                  New York, New York 10022

                  David H. Morse
                  Hampshire Equity Partners
                  520 Madison Avenue, 33rd Floor
                  New York, New York 10022

                  Daniel M. Gill
                  Willis Stein & Partners
                  227 West Monroe Street, Suite 4300
                  Chicago, Illinois 60606

                  Dhananjay Pai
                  PaineWebber Capital Inc.
                  1285 Avenue of the Americas, 14th Floor
                  New York, New York 10019

                  Monroe M. Rifkin
                  360 South Monroe Street, Suite 600
                  Denver, Colorado 80209

            With a complete copy under separate cover (which copy by itself shall not constitute notice) to:

                  Stuart G. Rifkin, Esq.
                  Baker & Hostetler LLP
                  303 East 17th Avenue, Suite 1100
                  Denver, Colorado 80203-1264


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

            If to the Buyer:

                  Charter Communications, Inc.
                  12444 Powerscourt Drive
                  St. Louis, Missouri 63131
                  Attention: Jerald L. Kent, President
                  Telecopy: (314) 965-8793

            With a complete copy under separate cover (which copy by itself shall not constitute notice) to:

                  Curtis S. Shaw, Esq.
                  Senior Vice President & General Counsel
                  Charter Communications
                  12444 Powerscourt Drive
                  St. Louis, Missouri 63131

            and to:

                  Irell & Manella LLP
                  1800 Avenue of the Stars
                  Suite 900
                  Los Angeles, California 90067
                  Attention: Alvin G. Segel, Esq.
                  Telecopy: (310) 203-7199

            3.10 Severability. Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

            3.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each executed copy of which shall constitute an original and all of which together shall constitute one agreement.

      IN WITNESS WHEREOF, the parties hereunto have duly executed this Agreement.

                                        BUYER:

                                        CHARTER COMMUNICATIONS, INC.

                                        By:
                                            ------------------------
                                        Name:  Curtis S. Shaw
                                        Title: Senior Vice President


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

                                      SELLERS:

                                      RIFKIN ACQUISITION MANAGEMENT, L.P.,

                                      By: RT INVESTMENTS CORP., its General
                                          Partner

                                      By:
                                          -----------------------------------
                                      Name:
                                            ---------------------------------
                                      Title:
                                             --------------------------------


                                      VS&A COMMUNICATIONS PARTNERS II, L.P.

                                      By: VS&A EQUITIES II, L.P. its General
                                          Partner

                                      By:
                                          -----------------------------------
                                            Jeffrey T. Stevenson,
                                            a General Partner


                                      VS&A-RAP, INC.

                                      By:
                                          -----------------------------------
                                            Jeffrey T. Stevenson,
                                            President


                                      GREENWICH STREET (RAP) PARTNERS I, L.P.

                                      By: GSP RAP (GP) ACQUISITION, LLC, its
                                          General Partner

                                      By: INTERLINK COMMUNICATIONS PARTNERS,
                                          LLLP, its Sole Member

                                      By: Rifkin, Co., its General Partner

                                      By:
                                          -----------------------------------
                                            Kevin B. Allen, Vice President

                                      IEP HOLDINGS I LLC

                                      By: HAMPSHIRE EQUITY PARTNERS, L.P. I

                                      By: LEXINGTON PARTNERS, L.P.,
                                          its General Partner

                                      By: LEXINGTON PARTNERS, INC., its General
                                          Partner

                                      By:
                                          -----------------------------------
                                            David H. Morse, Vice President


                                      PAINEWEBBER CAPITAL INC.

                                      By:
                                          -----------------------------------
                                            Dhananjay Pai, President


                                      PW PARTNERS 1995, L.P.

                                      By: Painewebber Partners II, Inc.
                                            its General Partner

                                      By:
                                          -----------------------------------
                                            Dhananjay Pai, Vice President


                                      RIFKIN CHILDREN'S TRUST

                                      By:
                                          -----------------------------------
                                            Monroe M. Rifkin, Trustee


                                      RIFKIN CHILDREN TRUST-II

                                      By:
                                          -----------------------------------
                                            Monroe M. Rifkin, Trustee

                                      RIFKIN CHILDREN'S TRUST III

                                      By: /s/ Monroe M. Rifkin
                                          -----------------------------------
                                            Monroe M. Rifkin, Trustee


                                      360 GROUP, INC.

                                      By: /s/ Dale D. Wapner
                                          -----------------------------------
                                            Dale D. Wagner, Treasurer


                                      RIFKIN FAMILY INVESTMENT COMPANY,
                                      L.L.L.P.

                                      By: its General Partners

                                      /s/ Monroe M. Rifkin
                                      ---------------------------------------
                                      Monroe M. Rifkin, General Partner

                                      /s/ Stuart G. Rifkin
                                      ---------------------------------------
                                      Stuart G. Rifkin, General Partner

                                      /s/ Bruce A. Rifkin
                                      ---------------------------------------
                                      Bruce A. Rifkin, General Partner

                                      /s/ Ruth R. Bennis
                                      ---------------------------------------
                                      Ruth R. Bennis, General Partner

                                      /s/ Charles R. Morris
                                      ---------------------------------------
                                      CHARLES R. MORRIS, III

                                      /s/ Jeffrey D. Bennis
                                      ---------------------------------------
                                      JEFFREY D. BENNIS

                                      /s/ Stephen E. Hattrup
                                      ---------------------------------------
                                      STEPHEN E. HATTRUP

                                      /s/ Dale D. Wagner
                                      ---------------------------------------
                                      DALE D. WAGNER


                                      INTERLINK PARTNERS:

                                      RIFKIN, CO.

                                      By: /s/ Kevin B. Allen
                                          -----------------------------------
                                      Name: Kevin B. Allen
                                      Title: Vice President

                                      HAMPSHIRE MEDIA PARTNERS II, L.P.

                                      By: LEXINGTON MEDIA PARTNERS II, L.P.,
                                          its General Partner

                                      By: LEXINGTON EQUITY PARTNERS II, INC.,
                                          its General Partner

                                      By: /s/ David Morse
                                          -----------------------------------
                                      Name: David Morse
                                      Title: Vice President


                                      HAMPSHIRE EQUITY PARTNERS CAYMAN D.B. II,
                                      L.P.

                                      By: LEXINGTON EQUITY PARTNERS CAYMAN II
                                          D.B., L.P., its General Partner

                                      By: LEXINGTON EQUITY PARTNERS II, INC.,
                                          its General Partner

                                      By: /s/ David Morse
                                          -----------------------------------
                                      Name: David Morse
                                      Title: Vice President

                                      HAMPSHIRE EQUITY PARTNERS CAYMAN II, L.P.

                                      By: LEXINGTON EQUITY PARTNERS CAYMAN II,
                                          L.P., its General Partner

                                      By: LEXINGTON EQUITY PARTNERS II, INC.,
                                          its General Partner

                                      By: /s/ David Morse
                                          -----------------------------------
                                      Name:  David Morse
                                      Title: Vice President


                                      LEXINGTON MEDIA PARTNERS II, L.L.C.

                                      By: LEXINGTON MEDIA PARTNERS II, L.P.,
                                          its Manager

                                      By: LEXINGTON EQUITY PARTNERS II, INC.,
                                          its General Partner

                                      By: /s/ David Morse
                                          -----------------------------------
                                      Name:  David Morse
                                      Title: Vice President


                                      THE PERMANENT UNIVERSITY FUND OF THE
                                      STATE OF TEXAS

                                      By: UNIVERSITY OF TEXAS INVESTMENT
                                          MANAGEMENT COMPANY,
                                          its Investment Manager

                                      By: /s/ Austin M. Long, III
                                          -----------------------------------
                                      Name:  Austin M. Long, III
                                      Title: Managing Director Private Markets

                                      THE BOARD OF REGENTS OF THE UNIVERSITY
                                      OF TEXAS SYSTEM

                                      By: UNIVERSITY OF TEXAS INVESTMENT
                                          MANAGEMENT COMPANY,
                                          its Investment Manager

                                      By: /s/Austin M. Long III
                                          -----------------------------------
                                      Name: Austin M. Long III

                                      Title: Managing Director
                                             Private Markets


                                      WILLIS STEIN & PARTNERS II, L.P.

                                      By: WILLIS STEIN & PARTNERS
                                          MANAGEMENT II, L.P., its General
                                          Partner

                                      By: WILLIS STEIN & PARTNERS MANAGEMENT
                                          II, LLC, its General Partner

                                      By:/s/Daniel M. Gill
                                          -----------------------------------
                                      Name: Daniel M. Gill

                                      Title: Managing Director



                                      WILLIS STEIN & PARTNERS DUTCH, L.P.

                                      By: WILLIS STEIN & PARTNERS
                                          MANAGEMENT II, L.P., its General
                                          Partner

                                      By: WILLIS STEIN & PARTNERS MANAGEMENT
                                          II, LLC, its General Partner

                                      By:/s/Daniel M. Gill
                                          -----------------------------------
                                      Name: Daniel M. Gill

                                      Title: Managing Director



                                      INTERLINK INVESTMENT CORP.

                                      By:/s/Kevin B. Allen
                                          -----------------------------------
                                      Name: Kevin B. Allen
                                      Title: Vice President

                                      INTERLINK INVESTMENT II, LLC

                                      By:/s/ Kevin B. Allen
                                          -----------------------------------
                                      Name: Kevin B. Allen
                                      Title: Manager


                                      RIFKIN & ASSOCIATES, INC.

                                      By:/s/ Monroe M. Rifkin
                                          -----------------------------------
                                      Name: Monroe M. Rifkin
                                      Title: Chairman of the Board


                                      RIFKIN FAMILY INVESTMENT COMPANY,
                                      L.L.L.P.

                                      By: its General Partners

                                      /s/ Monroe M. Rifkin
                                      ---------------------------------------
                                      Monroe M. Rifkin, General Partner

                                      /s/ Stuart G. Rifkin
                                      ---------------------------------------
                                      Stuart G. Rifkin, General Partner

                                      /s/ Bruce A. Rifkin
                                      ---------------------------------------
                                      Bruce A. Rifkin, General Partner

                                      /s/ Ruth R. Bennis
                                      ---------------------------------------
                                      Ruth R. Bennis, General Partner


                                      MORRIS CHILDREN TRUST

                                      By:/s/ Charles R. Morris, III
                                          -----------------------------------
                                          Charles R. Morris, III, Trustee

                                      CRM II LIMITED PARTNERSHIP, LLLP

                                      By: /s/ Charles R. Morris III
                                          -------------------------------
                                      Name: Charles R. Morris III
                                      Title: GP


                                      NAS PARTNERS I L.L.C.

                                      By: /s/ John G. Quigley
                                          -------------------------------
                                      Name: John G. Quigley
                                      Title: Member


                                      NASSAU CAPITAL PARTNERS II, L.P.

                                      By: NASSAU CAPITAL, LLC
                                          its General Partner

                                      By: /s/ John G. Quigley
                                          ------------------------------
                                      Name: John G. Quigley
                                      Title: Member


                                      FIRST UNION INVESTORS, INC.

                                      By: /s/ Scott B. Perper
                                          ------------------------------
                                      Name: Scott B. Perper
                                      Title: Senior Vice President


                                      NORWEST EQUITY CAPITAL, LLC

                                      By: ITASCA NEC, LLC, its Member

                                      By: /s/ John P. Whaley
                                              --------------------------
                                      Name: John P. Whaley
                                      Title: Managing Administrative Member

                                      DLJ FUND INVESTMENT PARTNERS II, L.P.

                                      By: DLJ LBO PLANS MANAGEMENT CORPORATION,
                                          its General Partner

                                      By:  /s/ Ivy Dodes
                                          -----------------------------------
                                      Name: Ivy Dodes
                                      Title: Vice President


                                      DLJ PRIVATE EQUITY EMPLOYEES FUND, L.P.

                                      By: DLJ LBO PLANS MANAGEMENT CORPORATION,
                                          its General Partner

                                      By:  /s/ Ivy Dodes
                                          -----------------------------------
                                      Name: Ivy Dodes
                                      Title: Vice President


                                      DLJ PRIVATE EQUITY PARTNERS FUND, L.P.

                                      By: WSW CAPITAL INC., its General Partner

                                      By:  /s/ Ivy Dodes
                                          -----------------------------------
                                      Name: Ivy Dodes
                                      Title: Vice President


                                      DLJ CAPITAL CORPORATION

                                      By:  /s/ Ivy Dodes
                                          -----------------------------------
                                      Name: Ivy Dodes
                                      Title: Vice President

                                      DLJ CAPITAL PARTNERS I, LLC

                                      By: DLJ LBO PLANS MANAGEMENT CORPORATION,
                                          its Managing Member

                                      By:  /s/ Ivy Dodes
                                          -----------------------------------
                                      Name: Ivy Dodes
                                      Title: Vice President

                                      CIP INTERLINK L.L.C.

                                      By: CO-INVESTMENT PARTNERS, L.P., its
                                          Member

                                      By: CIP PARTNERS LLC, its General Partner

                                      By: /s/ Walter M. Cain
                                          -----------------------------------
                                      Name: Walter M. Cain
                                      Title: Individual Managing Member


                                      PROCIFIC INTERLINK CORPORATION

                                      By: /s/ Hamza Amiri
                                          -----------------------------------
                                      Name: Hamza Amiri
                                      Title: Director


                                      INDIANA CABLEVISION MANAGEMENT CORP.

                                      By: /s/ Monroe M. Rifkin
                                          -----------------------------------
                                            Monroe M. Rifkin, President

                                       /s/ Monroe M. Rifkin
                                      ---------------------------------------
                                      MONROE M. RIFKIN

                                      /s/ Kevin B. Allen
                                      ---------------------------------------
                                      KEVIN B. ALLEN

                                      /s/ Jeffrey D. Bennis
                                      ---------------------------------------
                                      JEFFREY D. BENNIS

                                      /s/ Stephen E. Hattrup
                                      ---------------------------------------
                                      STEPHEN E. HATTRUP

                                      /s/ Bruce A. Rifkin
                                      ---------------------------------------
                                      BRUCE A. RIFKIN

                                      /s/ Peter N. Smith
                                      ---------------------------------------
                                      PETER N. SMITH

                                      /s/ Dale D. Wagner
                                      ---------------------------------------
                                      DALE D. WAGNER

                                      /s/ Stuart G. Rifkin
                                      ---------------------------------------
                                      STUART G. RIFKIN

                                      /s/ Paul A. Bambei
                                      ---------------------------------------
                                      PAUL A. BAMBEI

                                      /s/ Lucille A. Maun
                                      ---------------------------------------
                                      LUCILLE A. MAUN

                                      /s/ Ruth R. Bennis
                                      ---------------------------------------
                                      RUTH R. BENNIS